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                      [HECLA MINING COMPANY LETTERHEAD]

                    FOURTH QUARTER REPORT TO SHAREHOLDERS
                   FOR THE QUARTER ENDING DECEMBER 31, 1993

                                FEBRUARY 3, 1994
               HECLA REPORTS FOURTH QUARTER AND YEAR-END RESULTS

     COEUR D'ALENE, IDAHO -- Hecla Mining Company (HL:NYSE) today reported a net loss of $3.8 million on revenue of $19.5 million for the fourth quarter of 1993. After a $2 million dividend to preferred shareholders, the Company's loss for the 1993 quarter amounted to $5.8 million, or 17 cents per common share. This is in contrast to a net loss of $51.1 million, or $1.65 per common share, for the same period of 1992.

     For the year, Hecla reported a net loss of $11.7 million on revenue of $84.8 million. After preferred dividends of $4.1 million, the Company's loss for 1993 amounted to $15.8 million, or 48 cents per common share. This compares with a loss of $49.3 million, or $1.60 a share, on revenue of $113.1 million for 1992. In 1992, noncash asset write-downs and reclamation accruals of $41 million made up the bulk of the loss. In 1993, similar charges to earnings accounted for $2.5 million of the loss. Total revenue for 1993 declined 25 percent compared with 1992 mainly as the result of curtailed metals production at the silver operations and lower grade ore being mined at the Republic mine. Lead and zinc, important byproducts of Hecla's silver operations, were affected by severely depressed prices with lead at an eight-year low. Reduced production and low lead and zinc prices offset the fourth quarter improvement in precious metals prices. "We are encouraged by the recent strength of the precious metals market, and that lead and zinc prices have also begun to trend upward," said Arthur Brown, chairman, president and chief executive officer.

     On December 29, 1993, the Company signed a definitive agreement to acquire Equinox Resources Ltd. (EQX:TSE) of Vancouver, British Columbia, for 0.3 of a share of Hecla common stock for each share of Equinox's outstanding common stock. Due diligence by both parties has been satisfactorily completed. The agreement will be presented for approval at a meeting of Equinox shareholders on February 25, 1994. The acquisition immediately brings Hecla 30,000 ounces of annual gold production from the American Girl mine in southern California, plus a suite of promising gold and silver exploration projects. Equinox's Rosebud deposit in northern Nevada has the potential to add more than 70,000 ounces of annual gold production to Hecla's account.

     Hecla's first operation outside the United States and Canada began production early in 1994. The La Choya mine, located in Sonora, Mexico, is expected to produce 63,000 ounces of gold in 1994. "This area of Mexico is drawing intense interest from other gold companies, and we believe our presence there positions Hecla well to participate in the future growth of mining in that country," Brown said.

     During the fourth quarter, Hecla exchanged 655,000 common shares for all the outstanding common shares of Mountain West Products in Rexburg, Idaho. The acquisition will strengthen the Company's position in the landscape products market with volcanic scoria, pumice and soil additives.

     Hecla Mining Company has its headquarters in Coeur d'Alene, Idaho. During its 103-year history, Hecla has been a leading U.S. producer of silver and lead, and more recently a significant supplier of gold and industrial minerals.

                                      -HL-
                               RESULTS IN BRIEF

                                                         Fourth Quarter                         Year Ended
(dollars in thousands, except                ---------------------------------       ---------------------------------
 per-share amounts)                          Dec. 31, 1993       Dec. 31, 1992       Dec. 31, 1993       Dec. 31, 1992
                                             -------------       -------------       -------------       -------------
Total revenue                                 $     19,482        $     19,021         $    84,812       $    113,079
Net loss                                            (3,819)            (51,131)            (11,735)           (49,289)
Loss applicable to
  common shareholders                               (5,831)            (51,131)            (15,805)           (49,289)
Loss per common share                                (0.17)              (1.65)              (0.48)             (1.60)
Sale of products
  Gold operations                                    4,831               5,250              21,375             31,733
  Silver operations                                  2,379               3,971              13,476             25,687
  Industrial minerals                               10,665               9,197              44,953             43,231
  Specialty metals                                     476                  --               2,043                 --
    Total sales                                     18,351              18,418              81,847            100,651
Gross profit (loss)
  Gold operations                                      671               1,064               5,241              6,812
  Silver operations                                 (1,795)             (3,925)             (9,329)            (7,954)
  Industrial minerals                                  889                 161               5,038              5,012
  Specialty metals                                    (210)                 --                (504)                --
    Total gross profit (loss)                         (445)             (2,700)                446              3,870
                                             ------------------------------------------------------------------------

                             AVERAGE METAL PRICES

                                                                   Fourth Quarter                         Year Ended
                                             ------------------------------------------------------------------------
                                             Dec. 31, 1993       Dec. 31, 1992       Dec. 31, 1993     Dec. 31, 1992
                                             -------------       -------------       -------------     -------------
Gold (dollars/ounce)                                $  374              $  338              $  360            $  344
Silver (dollars/ounce)                                4.60                3.74                4.30              3.94
Lead (cents/pound)                                      19                  22                  18                25
Zinc (cents/pound)                                      43                  49                  44                56

                                    (more)





           Contact Bill Booth, Manager - Investor and Public Affairs 6500 Mineral Drive * Coeur d'Alene, Idaho 83814-8788 * 208/769-4100
                              * FAX 208/769-4159
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                              HECLA MINING COMPANY
                         SELECTED FINANCIAL INFORMATION
                    (in thousands, except per-share amounts)

                                                                  Fourth Quarter                            Year Ended
                                                         -------------------------------------------------------------------------
                                                         Dec. 31, 1993       Dec. 31, 1992       Dec. 31, 1993       Dec. 31, 1992
                                                         -------------       -------------       -------------       -------------
Income Statement Data:
  Sales of products                                      $      18,351         $    18,418         $    81,847         $   100,651
  Gross profit (loss)                                             (445)             (2,700)                446               3,870
  General & administrative                                       2,003               2,874               6,961               8,520
  Exploration & research                                         1,492               2,177               4,353               8,976
  Depreciation & amortization                                      167                 413                 669                 819
  Reduction in carrying value of mining properties                 200              27,928                 200              27,928
  Provision for closed operations &
    environmental matters                                        1,735              12,173               2,307              12,670
  Loss from operations                                          (6,042)            (48,265)            (14,044)            (55,043)
Other income (expense):
  Interest and other income                                      1,131                 603               2,965              12,428
  Loss on sale of investments                                       --              (2,115)               (144)             (2,115)
  Miscellaneous income (expense)                                    --                 (55)                 40                  34
  Interest expense:
    Total interest cost                                         (1,186)             (2,120)             (5,023)             (6,905)
    Less amount capitalized                                      1,306                 618               3,533               2,070
Loss before income taxes and cumulative effect
  of change in accounting principles                            (4,791)            (51,334)            (12,673)            (49,531)
Income tax benefit                                                (972)               (203)               (938)               (345)
Cumulative effect of change in accounting principles                --                  --                  --                 103
Net loss                                                        (3,819)            (51,131)            (11,735)            (49,289)
Dividends on preferred stock                                     2,012                  --               4,070                  --
Loss applicable to common shareholders                          (5,831)            (51,131)            (15,805)            (49,289)
Loss per common share                                            (0.17)              (1.65)              (0.48)              (1.60)
Weighted average number of common
  shares outstanding                                            34,016              31,587              32,915              30,866
Common shares outstanding at end of period                                                              34,583              31,587
- ----------------------------------
Cash Flow Data:
  Cash flow from operations                                                                              6,139               9,481
  Cash, cash equivalents and short-term
    investments at end of period                                                                        65,431               3,287
- ----------------------------------
                                                                                                 Dec. 31, 1993       Dec. 31, 1992
                                                                                                 -------------       -------------
Selected Balance Sheet Data:
  Total current assets                                                                              $   97,227         $    32,968
  Properties, plants and equipment, net                                                                222,870             179,827
  Total assets                                                                                         332,878             222,443
  Working capital                                                                                       77,620              20,270
  Total current liabilities                                                                             19,607              12,698
  Long-term debt                                                                                        49,489              70,382
  Total shareholders' equity                                                                           240,062             113,719
                                              ---------------------------------------------------

                                PRODUCTION DATA

                                                      Fourth Quarter                         Year Ended
                                          -------------------------------------------------------------------------
                                          Dec. 31, 1993       Dec. 31, 1992       Dec. 31, 1993       Dec. 31, 1992
                                          -------------       -------------       -------------       -------------
REPUBLIC UNIT
  Gold (oz.)                                     11,241              11,240              49,601              58,343
  Silver (oz.)                                   70,541              64,167             276,688             299,957
  Cash cost per oz. of gold                 $       248         $       194         $       207        $        176
  Full cost per oz. of gold                 $       308         $       253         $       262        $        220
LUCKY FRIDAY UNIT
  Silver (oz.)                                  474,805             547,040           2,122,738           2,031,779
  Gold (oz.)                                        242                 257                 972                 965
  Lead (tons)                                     3,930               5,460              19,795              21,336
  Zinc (tons)                                       858               1,125               4,385               4,213
  Cash cost per oz. of silver               $      6.63         $      4.47         $      5.54        $       4.12
  Full cost per oz. of silver               $      7.88         $      5.64         $      6.77        $       5.35
GREENS CREEK UNIT
  Silver (oz.)                                       --             472,793             551,107           1,959,368
  Gold (oz.)                                         --               2,183               2,826               9,094
  Lead (tons)                                        --               1,162               1,298               4,650
  Zinc (tons)                                        --               2,839               3,453              11,385
  Cash cost per oz. of silver               $        --         $      5.96         $      5.11        $       4.82
  Full cost per oz. of silver               $        --         $      7.69         $      7.16        $       6.54
OTHER (CACTUS AND MISCELLANEOUS)
  Gold (oz.)                                      1,362               3,645               7,316              29,252
  Silver (oz.)                                    4,339              20,080              24,165             439,744
TOTAL PRODUCTION & AVERAGE COSTS
  Silver (oz.)                                  549,685           1,104,080           2,974,698           4,730,848
  Gold (oz.)                                     12,845              17,325              60,715              97,654
  Lead (tons)                                     3,930               6,622              21,093              25,986
  Zinc (tons)                                       858               3,964               7,838              15,598
  Average cash cost per oz. of gold         $       249         $       191         $       212        $        188
  Average full cost per oz. of gold         $       310         $       246         $       268        $        258
  Average cash cost per oz. of silver       $      6.63         $      5.16         $      5.45        $       4.51
  Average full cost per oz. of silver       $      7.88         $      6.59         $      6.85        $       5.89


                             Contact Bill Booth, Manager - Investor and Public Affairs (208) 769-4100